UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported) September 24, 2004

TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	52-1981922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)

Registrant’s telephone number, including area code (305) 856-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 24, 2004, Terremark Worldwide, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Manuel D. Medina, the Company’s Chairman, President and Chief Executive Officer, regarding Mr. Medina’s repayment of an outstanding note in the principal amount of $5,000,000 owed by Mr. Medina to the Company which matures on September 30, 2004 (the “Note”). Per the terms of the Agreement, Mr. Medina agreed to sell and transfer to the Company, on or prior to the Note’s maturity date, 7,737,351 shares of the Company’s common stock (the “Shares”) at $0.65 per share and to apply such purchase price to the repayment of the outstanding principal and interest due on the Note. A copy of the Agreement has been attached to this Report as Exhibit 99.1 and is hereby incorporated by reference into this report. The terms of the Agreement were approved by the Company’s Board of Directors at a meeting held on September 28, 2004.

     On September 29, 2004, Mr. Medina completed the transfer of the Shares to the Company. A copy of the Company’s press release announcing the repayment of the loan is attached to this Report as Exhibit 99.2 and is hereby incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

99.1	Agreement dated September 24, 2004 between Terremark Worldwide, Inc. and Manuel D. Medina.

99.2	Press Release dated September 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: September 30, 2004	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

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Index to Exhibits

Exhibit No.	Exhibit Title
99.1	Agreement dated September 24, 2004 between Terremark Worldwide, Inc. and Manuel D. Medina.

99.2	Press Release dated September 30, 2004.

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